Exhibit 21.1

                        Subsidiaries of the Registrant

                                                        Jurisdiction
                                                             of             Percentage
                 Name                                   Organization        Ownership
                 ----                                   ------------        ---------
A.C.E. Insurance Company, Ltd.                             Bermuda             100%
  ACE London Group Limited                             United Kingdom          100%
    ACE Capital Limited                                United Kingdom          100%
    ACE Capital III Limited                            United Kingdom          100%
    ACE Capital IV Limited                             United Kingdom          100%
    ACE London Holdings Ltd.                           United Kingdom          100%
      ACE Capital II Ltd.                              United Kingdom          100%
      ACE London Investments Limited                   United Kingdom          100%
        ACE London Aviation Limited                    United Kingdom          100%
        ACE London Underwriting Limited                United Kingdom          100%
        ACE Underwriting Services Limited              United Kingdom          100%
      ACE London Services Limited                      United Kingdom          100%
    ACE Staff Corporate Member Limited                 United Kingdom          100%
    Methuen Group Limited                              United Kingdom          100%
      Methuen Holdings Limited                         United Kingdom          100%
        Methuen Europe Limited                         United Kingdom          100%
        Methuen Investments Limited                    United Kingdom          100%
        Methuen Limited                                United Kingdom          100%
        Methuen Services Limited                       United Kingdom          100%
        Methuen Systems Limited                        United Kingdom          100%
        Methuen Underwriting Limited                   United Kingdom          100%
        Underwriting Systems Limited                   United Kingdom          100%
  ACE Reinsurance Company Europe Ltd.                     Ireland              100%
    ACE Insurance Company Europe Ltd.                     Ireland              100%
  Corporate Officers & Directors Assurance Ltd.           Bermuda              100%
  Oasis Real Estate Co. Ltd.                              Bermuda              100%
    Scarborough Property Holdings, Ltd.                   Bermuda               40%
  Tripar Partnership                                      Bermuda              100%
ACE Insurance Management Ltd.                             Bermuda              100%
ACE Realty Holdings Ltd.                                  Bermuda              100%
ACE Services Ltd.                                      Cayman Islands          100%
ACE US Holdings, Inc.                                  USA (Delaware)          100%
  ACE Strategic Advisors Inc.                          USA (Delaware)          100%
  ACE USA, Inc.                                        USA (Delaware)          100%
    Industrial Excess & Insurance Brokers             USA (California)         100%
    Industrial Underwriters Insurance Co.               USA (Texas)            100%
    CRC Creditor Resources Canada Limited         Canada (British Columbia)     60%
    Rhea International Marketing (L), Inc.                Malaysia              60%
    Westchester Fire Insurance Company                 USA (New York)          100%
    Westchester Surplus Lines Insurance Co.            USA (Georgia)           100%
    Westchester Specialty Insurance Services Inc.       USA (Nevada)           100%
Oasis Insurance Services Ltd.                             Bermuda              100%
Oasis Investments Limited                                 Bermuda              100%
Oasis Personnel Limited                                Cayman Islands          100%
  Tarquin                                              United Kingdom          100%
    ACE Capital V Limited                              United Kingdom          100%
    Charman Group Limited                              United Kingdom          100%
      Charman Underwriting Agencies Limited            United Kingdom          100%
        Charman Trustees Limited                       United Kingdom          100%
Tempest Reinsurance Company Limited                       Bermuda              100%
    CAT Limited                                           Bermuda              100%
      Hamilton Services Limited                           Bermuda              100%

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